                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              TRANSMONTAIGNE INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                              TRANSMONTAIGNE INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

  The Annual Meeting of Stockholders of TRANSMONTAIGNE INC., a Delaware corporation ("TransMontaigne" or the "Company"), will be held in the Tabor Room of the Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado, on Tuesday, November 14, 2000, at 9:00 a.m., Denver Time, for the following purposes:

  1. To elect eight Directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified. The Board of Directors is nominating the following individuals for election as Directors: Cortlandt S. Dietler, Donald H. Anderson, Peter
     B. Griffin, John A. Hill, Bryan H. Lawrence, Harold R. Logan, Jr., William E. Macaulay and Edwin H. Morgens;

  2. To ratify the appointment of KPMG LLP as the independent auditors of the Company for the fiscal year ending June 30, 2001; and

  3. To consider and act upon such other matters and to transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

  These matters are fully discussed in the Proxy Statement. The Company's 2000 Annual Report accompanies the Proxy Statement.

  The Board of Directors has fixed the close of business on September 29, 2000, as the record date for the meeting. Only holders of Common Stock and Series A Convertible Preferred Stock of record at such time are entitled to receive notice of and to vote at the meeting and any adjournment or postponement thereof. The holders of Series A Convertible Preferred Stock shall vote together with holders of Common Stock as a single class on all actions to be voted on by the stockholders of the Company other than the election of Directors. Each holder of Series A Convertible Preferred Stock shall be entitled to such number of votes per share on each action as shall equal the number of shares of Common Stock (excluding fractions of a share) into which each share of Series A Convertible Preferred Stock is convertible as of the record date.

  Whether or not you plan to attend the meeting in person, please indicate your voting instructions on the enclosed proxy, date and sign it, and return it promptly in the stamped return envelope which is included with these materials. In the event you do attend the meeting in person, you may withdraw your proxy and vote in person.

                                          By Order of the Board of Directors

                                          /s/ Erik B. Carlson

                                          ERIK B. CARLSON, Secretary

Denver, Colorado
October 13, 2000
(Approximate mailing date of proxy materials)

                       PLACE AND TIME OF ANNUAL MEETING

                                  TABOR ROOM
                              BROWN PALACE HOTEL
                            321 SEVENTEENTH STREET
                               DENVER, COLORADO

               Tuesday, November 14, 2000, 9:00 a.m. Denver Time

                              TRANSMONTAIGNE INC.
                              2750 REPUBLIC PLAZA
                            370 SEVENTEENTH STREET
                            DENVER, COLORADO 80202

                                PROXY STATEMENT

                                    GENERAL

  This Proxy Statement and the enclosed proxy are being mailed on or about October 13, 2000 to stockholders of record on September 29, 2000 of the common stock, $0.01 par value (the "Common Stock") and the holders of Series A Convertible Preferred Stock (the "Series A Preferred") of TransMontaigne Inc. ("TransMontaigne" or the "Company") in connection with the solicitation of proxies for use at the 2000 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), notice of which appears on the preceding page, and at any postponement or adjournment thereof. The Annual Meeting will be held on Tuesday, November 14, 2000, at 9:00 a.m., Denver Time, in the Tabor Room at the Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado.

  The cost of soliciting proxies is being paid by the Company. In addition to the mailings, the Company's officers, Directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means.

  Only stockholders of record as of the record date, including holders of the Series A Preferred, are entitled to notice of and to vote at the Annual Meeting. The holders of the Series A Preferred shall vote together with holders of Common Stock as a single class on all actions to be voted on by the stockholders of the Company other than the election of Directors. Each holder of Series A Preferred shall be entitled to such number of votes per share on each action as shall be equal to the number of shares of Common Stock (excluding fractions of a share) into which each share of Series A Preferred is convertible as of the record date. The Company will request brokerage firms, bank nominees and other institutions that act as nominees or fiduciaries for owners of Common Stock and the Series A Preferred, to forward this Proxy Statement to persons for whom they hold shares and to obtain authorization for the execution of proxies. If your shares of Common Stock or Series A Preferred are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a proxy with respect to your shares. Accordingly, please contact the person responsible for your account and give instructions for a proxy to be signed representing your shares of Common Stock and/or Series A Preferred.

  A stockholder or holder of the Series A Preferred giving a proxy has the power to revoke the proxy at any time before it is exercised. A proxy may be revoked by delivering to the Company an instrument revoking the proxy or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the meeting and elects to vote in person. If the proxy is neither revoked nor suspended, it will be voted by one or more of the proxy holders therein named.

                               QUORUM AND VOTING

  On September 29, 2000, the record date for the determination of stockholders and holders of the Series A Preferred entitled to receive notice of and to vote at the Annual Meeting, the Company had outstanding 30,982,524 shares of Common Stock and 170,115 of Series A Preferred convertible into 11,340,995 shares of Common Stock. Each of such shares of Common Stock is entitled to one vote at the Annual Meeting. The holders of a majority of the shares entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Directors shall be elected by a plurality of the votes of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Approval of all other matters shall be determined by the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote. If no voting direction is indicated on the proxy card, the shares will be considered votes FOR the election of the nominees for Director, and FOR the ratification of the appointment of KPMG LLP as the independent auditors for the Company for the fiscal year ending June 30, 2001. Proxy cards that are not signed or that are not returned are treated as not voted for any purposes. If a broker indicates on a proxy card that it does not have discretionary authority as to certain shares to vote on a particular matter (a "broker non-vote"), those shares will not be considered as present and entitled to vote with respect to that matter. Abstentions with respect to any matter will be treated as shares present and entitled to vote. Consequently, abstentions and broker non-votes will have no effect with respect to the election of Directors, or the ratification of the appointment of the Company's independent auditors. The Company knows of no proposals to be considered at the Annual Meeting other than those set forth in the Notice of Annual Meeting.

                             ELECTION OF DIRECTORS

Nominees

  The Company's By-laws provide that the number of Directors shall be fixed by its Board of Directors. The number of Directors is presently fixed at nine, and there is one vacancy. The Company has agreed to take all action necessary to cause two Directors designated by affiliates of First Reserve Corporation from time to time to be elected to the Company's Board of Directors so long as their collective ownership in the Company is at least 10%. The affiliates of First Reserve Corporation have designated Mr. Hill and Mr. Macaulay as their nominees for Directors.

  Further, the Company has agreed to take all action necessary to cause one Director designated by Louis Dreyfus Corporation ("Dreyfus") from time to time to be elected to the Company's Board of Directors so long as its ownership in the Company is at least 10%. Dreyfus has designated Mr. Griffin as its nominee for Director.

  Management has been informed that all nominees are willing to serve as Directors if elected, but if any of them should decline or be unable to act as a Director, the proxy holders will vote for the election of another person or persons as they, in their discretion, may choose. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.

  The following sets forth, as to each of the nominees, such person's age, principal occupations during recent years, and the period during which such person has served as a Director of the Company. Nominees elected at the Annual Meeting to serve as Directors will serve for a term of one year, until the next annual meeting of the Company's stockholders and until their successors have been elected and qualified.

  THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

  Cortlandt S. Dietler, age 79, has been the Chairman of TransMontaigne since April 1995. Mr. Dietler was Chief Executive Officer from April 1995 through September 1999. He was the founder, Chairman and Chief Executive Officer of Associated Natural Gas Corporation, a natural gas gathering, processing and marketing company, prior to its 1994 merger with PanEnergy Corporation, on whose Board he served as an Advisory Director, prior to its merger with Duke Energy Corporation. Mr. Dietler also serves as a director of Carbon Energy Corporation, Forest Oil Corporation, Hallador Petroleum Company and Key Production Company, Inc. Industry affiliations include: Member, National Petroleum Council; Director, American Petroleum Institute; past Director, Independent Petroleum Association of America; and Director, past President and Life Member, Rocky Mountain Oil & Gas Association.

  Donald H. Anderson, age 52, has been a Director of TransMontaigne, as well as Vice Chairman and Chief Executive Officer since October 1, 1999. On January 4, 2000, Mr. Anderson was appointed President of TransMontaigne. Mr. Anderson was the Executive Director and a Principal of Western Growth Capital LLC ("WGC"), a Colorado-based private equity investment and consulting firm. He joined WGC in March 1997 and assumed responsibility for the firm's private equity and consulting services activities. Prior to joining WGC, Mr. Anderson was Chairman, President and Chief Executive Officer of PanEnergy Services, PanEnergy's non-jurisdictional operating subsidiary, from December 1994 until PanEnergy's announced merger with Duke Energy Corporation in March 1997. During that time period, Mr. Anderson also served as a director of TEPPCO Partners, LLP. Mr. Anderson was previously President, Chief Operating Officer and Director of Associated Natural Gas Corporation until its merger with PanEnergy Corporation in 1994. Mr. Anderson serves as a director of Basin Exploration, Inc.

  Peter B. Griffin, age 55, was elected to the Board of Directors of TransMontaigne effective July 1, 2000 to replace and serve the remaining term of Simon B. Rich, who resigned as a Director effective June 30, 2000. Mr. Griffin is President of Louis Dreyfus Corporation ("Dreyfus"), having been appointed to that position in 1998. Mr. Griffin served as Executive Vice President of Dreyfus from 1995 to 1998. Mr. Griffin joined Dreyfus in 1976 as Corporate Controller and subsequently held various administrative and financial positions in both the energy and agricultural business segments. Prior to joining Dreyfus, Mr. Griffin was an accountant with Arthur Young & Company.

  John A. Hill, age 58, has been a Director of TransMontaigne since April 1995. Mr. Hill is Vice Chairman of the Board, Managing Director and founder of First Reserve Corporation. First Reserve Corporation is an investment company specializing in management buyouts and acquisitions in the energy and energy-related industries, and is based in Greenwich, Connecticut. Mr. Hill is Chairman of the Board of Trustees of the Putnam Funds and is a director of Devon Energy Corporation.

  Bryan H. Lawrence, age 58, has been a Director of TransMontaigne since April 1995. Mr. Lawrence joined Dillon, Read & Co. Inc., an investment banking firm, in January 1966 and served as a Managing Director until September 21, 1997 when Mr. Lawrence resigned to establish Yorktown Partners LLC to manage Yorktown Energy Partners III, L.P. and predecessor partnerships previously managed by Dillon, Read & Co. Inc. Mr. Lawrence also serves as a director of Vintage Petroleum, Inc., D&K Healthcare Services, Inc., Hallador Petroleum Company and Carbon Energy Corporation (each a United States public company), Benson Petroleum Ltd. and Cavell Energy Corporation (each a Canadian public company), and certain privately-owned companies in which affiliates of Yorktown Partners LLC hold equity interests including Meenan Oil Co., L.P., PetroSantander Inc., Savoy Energy, L.P., Ricks Exploration Inc., Concho Resources Inc., Athanor Resources Inc., Camden Resources, Inc. and Crosstex Energy Holdings Inc.

  Harold R. Logan, Jr., age 55, has been Executive Vice President, Chief Financial Officer, Treasurer and a Director of TransMontaigne since April 1995. From 1985 to 1994, Mr. Logan was Senior Vice President/Finance and a Director of Associated Natural Gas Corporation. Prior to joining Associated Natural Gas Corporation, Mr. Logan was with Dillon, Read & Co. Inc. and Rothschild, Inc. In addition, Mr. Logan is a director of Suburban Propane Partners, L.P. and Union Bankshares, Ltd.

  William E. Macaulay, age 55, has been a Director of TransMontaigne since October 1999. Mr. Macaulay is the Chairman and Chief Executive Officer of First Reserve Corporation and has been with the firm since 1983. Mr. Macaulay was a Director of TransMontaigne from 1995 through 1998, and currently serves as a director of Weatherford International, Inc., National Oilwell, Inc., Pride International, Inc., Superior Energy Services, Maverick Tube Corporation, and Grant Prideco. Inc.

  Edwin H. Morgens, age 59, was appointed a Director of TransMontaigne in June 1996. Mr. Morgens has been Chairman of Morgens, Waterfall, Vintiadis & Company, Inc., an investment management firm, since 1970. In addition, Mr. Morgens serves as a Director of Programmer's Paradise, Inc. and Intrenet, Inc.

Meetings and Certain Committees of the Board

  During the fiscal year ended June 30, 2000, the Board of Directors met on four occasions. No Director attended fewer than 80% percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he served. The Board has Audit and Compensation Committees. In accordance with the By-laws of the Company, the Board of Directors elects from its members the members of each committee, who serve at the pleasure of the Board. The Board of Directors, as a whole, is responsible for nominating Directors and has not formed a committee for such purpose.

The Audit Committee met four times during the fiscal year ended June 30, 2000 and was composed of three non-employee Directors. The Audit Committee annually considers the qualifications of the independent auditors of the Company and makes recommendations to the Board on the engagement of the independent auditors. The Audit Committee oversees and monitors the Company's independent audit process to assure that the resources allocated to that process are adequate and utilized effectively. The members of the Audit Committee during the Company's fiscal year ended June 30, 2000 were Simon B. Rich, Jr., Chairman, Bryan H. Lawrence and John A. Hill. The members of the Audit Committee appointed to serve during the Company's fiscal year ending June 30, 2001 are Bryan H. Lawrence, Chairman, John A. Hill and Peter B. Griffin.

  The Compensation Committee is composed entirely of non-employee Directors and approves the salaries of the executive officers of the Company and administers the Company's equity incentive plans, including the selection of the individuals to be granted awards from among those eligible to participate. The Company currently has three equity incentive plans: the TransMontaigne Inc. Equity Incentive Plan (the "1997 Option Plan"), the TransMontaigne Oil Company Employees' Stock Option Plan (the "1995 Option Plan") and the Amended and Restated Employee Nonqualified Stock Option Plan (the "1991 Option Plan"). During the Company's fiscal year ended June 30, 2000, stock options and grants of restricted stock were awarded. During the Company's fiscal year ended June 30, 2000, the Compensation Committee acted seven times by unanimous written consent. The members of the Compensation Committee during the Company's fiscal year ended June 30, 2000 were Thomas R. Denison, Bryan H. Lawrence, William E. Macaulay and Edwin H. Morgens. The members of the Compensation Committee at June 30, 2000 were Mr. Lawrence, Chairman, and Mr. Morgens. The members of the Compensation Committee appointed to serve during the Company's fiscal year ending June 30, 2001 are Bryan H. Lawrence, Chairman, and Edwin H. Morgens. A Report of the Compensation Committee on Executive Compensation is set forth in this Proxy Statement.

Compensation Of Directors

  Employee Directors receive no additional compensation for services on the Board of Directors or Committees of the Board. Directors who are not employees were paid an annual fee of $18,000 through June 30, 2000, payable quarterly in arrears. All Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board or any Committee or otherwise by reason of their being a Director.

                                  MANAGEMENT

  The following table sets forth the names, ages and positions of the executive officers of TransMontaigne:

 Name                                 Age Position
 ----                                 --- --------
 Cortlandt S. Dietler................  79 Chairman and Director


 Donald H. Anderson..................  52 Vice Chairman, Chief Executive
                                          Officer, President and Director

 Harold R. Logan, Jr.................  55 Executive Vice President, Chief
                                          Financial Officer, Treasurer and
                                          Director

 William S. Dickey...................  42 Executive Vice President

 Frederick W. Boutin.................  45 Senior Vice President

 Erik B. Carlson.....................  53 Senior Vice President, Corporate
                                          Secretary and General Counsel

 Larry F. Clynch.....................  55 President of TransMontaigne
                                          Terminaling Inc.
                                          President of TransMontaigne Pipeline
                                          Inc.

  See "Election of Directors" for additional information with respect to Messrs. Dietler, Anderson and Logan.

  William S. Dickey was appointed Executive Vice President of TransMontaigne on May 26, 2000. Prior to his employment with TransMontaigne, Mr. Dickey was a Vice President of TEPPCO from January 1999 until May 2000. Prior to joining TEPPCO, Mr. Dickey was a Vice President and Chief Financial Officer of Duke Energy Field Services from 1994 to 1998.

  Frederick W. Boutin has been a Senior Vice President of TransMontaigne since April 1995. Prior to his employment with TransMontaigne, Mr. Boutin was a Vice President of Associated Natural Gas Corporation. Prior to joining Associated Natural Gas Corporation in 1985, Mr. Boutin was with KPMG Peat Marwick LLP (a predecessor to KPMG LLP).

  Erik B. Carlson has been a Senior Vice President, Corporate Secretary and General Counsel of TransMontaigne since January 1998. Prior to his employment with TransMontaigne, Mr. Carlson served as Senior Vice President, General Counsel and Corporate Secretary of Duke Energy Field Services, Inc. (formerly Associated Natural Gas, Inc.), a wholly-owned subsidiary of Duke Energy Corporation, since February 1983.

  Larry F. Clynch has been the President of TransMontaigne Pipeline Inc. and TransMontaigne Terminaling Inc. since January 1, 1997. Mr. Clynch joined a subsidiary of TransMontaigne in January 1996 as Senior Vice President of Operations. Prior to that time, Mr. Clynch was employed by Conoco Pipe Line Company for 28 years where he most recently served as its President. Mr. Clynch has served in numerous advisory positions with energy industry and governmental organizations.

                           OWNERSHIP OF COMMON STOCK

  The following table sets forth certain information regarding the beneficial ownership of Common Stock and Common Stock equivalents as of September 1, 2000 by each Director, by each individual serving as an executive officer as of September 1, 2000 and who is named in the Summary Compensation table set forth under "Executive Compensation" below, by each person known by TransMontaigne to own more than 5% of the outstanding shares of Common Stock and by all Directors and those serving as executive officers as of September 1, 2000 as a group. The information set forth below is based solely upon information furnished by such individuals or contained in filings made by such beneficial owners with the Securities and Exchange Commission (the "SEC").

                                                   Number of
               Beneficial Owner                  Shares (1)(2) Percent of Class
               ----------------                  ------------- ----------------
Cortlandt S. Dietler (3).......................    2,227,491          7.1%
  PO Box 5660
  Denver, CO 80217

Donald H. Anderson (4).........................      155,000           (5)

Harold R. Logan, Jr. (6).......................      433,444          1.4%

William S. Dickey..............................       50,000           (5)

Erik B. Carlson (7)............................      168,743           (5)

Larry F. Clynch (8)............................       86,929           (5)

First Reserve Corporation (9)
  First Reserve Fund VI, Limited Partnership...    4,488,292         14.5%
  First Reserve Fund VII, Limited Partnership..    2,666,716          7.9%
  First Reserve Fund VIII, LP..................    4,266,746         12.1%
                                                  ----------
  (Group Total)................................   11,421,754         30.l%

Louis Dreyfus Corporation......................    4,351,080         14.0%
  Ten Westport Road
  P.O. Box 810
  Wilton, CT 06897

Merrill Lynch Asset Management L.P. (10) (Group    3,856,014         12.4%
 Total)........................................
  Merrill Lynch Growth Fund....................    3,848,434         12.4%

Vencap Holdings (1987) Pte Ltd (11)............    2,666,717          7.9%
  c/o Government of Singapore Investment
   Corporation
  255 Shoreline Drive, Suite 600
  Redwood City, CA 94065

Yorktown Partners LLC (12)
  Yorktown Energy Partners III, L.P............    2,133,373          6.4%
  Yorktown Partners LLC........................       65,600           (5)
                                                  ----------
  (Group Total)................................    2,198,973          6.6%

Vestar Capital Partners III, L.P. (13).........    2,133,373          6.4%
  c/o Vestar Capital Partners
  1225 Seventeenth Street, Suite 1660
  Denver, CO 80202

Robert Fleming, Inc. (14)
  Fleming US Discovery Fund III, L.P...........    1,838,648          5.6%
  Fleming US Discovery Offshore Fund III,
   L.P.........................................      294,725           (5)
                                                  ----------
  (Group Total)................................    2,133,373          6.4%

                                                   Number of
               Beneficial Owner                  Shares (1)(2) Percent of Class
               ----------------                  ------------- ----------------
John McStay Investment Counsel L.P. (15).......    1,583,724          5.1%
  5949 Sherry Lane
  Dallas, Texas 75225

John A. Hill (16)..............................   11,429,944         30.1%
  First Reserve Corporation
  475 Steamboat Road
  Greenwich, CT 06830

Bryan H. Lawrence (12).........................       77,246           (5)
  Yorktown Partners LLC
  410 Park Avenue
  New York, NY 10022

William E. Macaulay (16).......................   11,428,675         30.1%
  First Reserve Corporation
  475 Steamboat Road
  Greenwich, CT 06830

Edwin H. Morgens (17)..........................      253,030           (5)
  Morgens, Waterfall, Vintiadis & Company, Inc.
  Swiss Bank Tower
  10 E. 50th Street
  New York, NY 10022

Peter B. Griffin (18)..........................    4,351,080         14.0%
  Louis Dreyfus Corporation

All Directors and Executive Officers as a Group   19,744,819         50.9%
 (17 Persons) (19).............................

--------
 (1) All shares are owned both of record and beneficially unless otherwise specified by footnote to this table. Based solely upon information furnished by such individuals or contained in filings made by such beneficial owners with the SEC.
 (2) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights, or conversion privileges exercisable within sixty days of the date of this table (September 1, 2000) are deemed outstanding for the purpose of calculating the number and percentage owned by such person.
 (3) Includes 2,000 shares, as to which Mr. Dietler disclaims beneficial ownership, held by Mr. Dietler's spouse, 146,320 shares, 133,333 shares and 80,004 shares issuable upon the exercise of outstanding options, the conversion of Series A Preferred and the exercise of warrants, respectively.
 (4) Includes 25,000 shares issuable upon the exercise of outstanding options.
 (5) Less than one percent.
 (6) Includes 25,000 shares, as to which Mr. Logan disclaims beneficial ownership, owned by Chatham Foundation, a non-profit corporation of which Mr. Logan is the President; and 100,320 shares issuable upon the exercise of outstanding options.
 (7) Includes 87,790 shares issuable upon the exercise of outstanding options. Includes 550 shares held in an IRA for Mr. Carlson's spouse, and 840 shares and 725 shares held in trust for Mr. Carlson's son and daughter, respectively, all of which Mr. Carlson disclaims beneficial ownership.
 (8) Includes 81,320 shares issuable upon the exercise of outstanding options.
 (9) The number of shares shown as beneficially owned by First Reserve Corporation ("First Reserve") consist of all the shares owned by First Reserve Fund VI, Limited Partnership, First Reserve Fund VII, Limited Partnership and First Reserve Fund VIII, LP (collectively the "First Reserve Funds"). Includes 4,333,332 shares of Common Stock issuable upon conversion of Series A Preferred and 2,600,130 shares issuable upon exercise of warrants. First Reserve may be deemed to have beneficial ownership of the shares of Common Stock held by the First Reserve Funds because it is the general partner of each of the First Reserve Funds and has voting and dispositive power over those shares. The address of First Reserve and the First Reserve Funds is 475 Steamboat Road, Greenwich, CT 06830.
(10) TransMontaigne has granted to Merrill Lynch Asset Management L.P. the right to maintain its 15% ownership of Common Stock if TransMontaigne issues stock in the future. Merrill Lynch & Co., Inc., a widely-held public company, has sole voting and dispositive control over these shares. The address for Merrill Lynch Asset Management, L.P. is c/o Merrill Lynch & Co., Inc., World Financial Center, North Tower, 250 Vesey Street, New York, NY 10381 and Merrill Lynch Growth Fund is 800 Scudders Mill Road, Plainsboro, NJ 08536.
(11) Comprised of 1,666,667 shares of Common Stock issuable upon conversion of Series A Preferred and 1,000,050 shares issuable upon exercise of warrants.

(12) Yorktown Partners LLC, as investment manager to Yorktown Energy Partners III, L.P. and as agent through an irrevocable power of attorney, is deemed to beneficially own an aggregate of 2,198,973 shares of Common Stock comprised of 1,374,333 shares issuable upon conversion of Series A Preferred and 824,640 shares issuable upon exercise of warrants. Yorktown Partners LLC is an affiliate of Bryan H. Lawrence, a Director of TransMontaigne. Mr. Lawrence owns 77,246 shares individually and disclaims beneficial ownership of the Yorktown Partners LLC shares. The address for Yorktown Partners LLC and Yorktown Energy Partners III, L.P. is 410 Park Avenue, New York, NY 10022.
(13) Comprised of 1,333,333 shares of Common Stock issuable upon conversion of Series A Preferred and 800,040 shares issuable upon exercise of warrants.
(14) The shares of Common Stock held by Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P. (collectively the "Fleming Funds") are comprised of 1,333,333 shares of Common Stock issuable upon conversion of Series A Preferred and 800,040 shares issuable upon exercise of warrants. Robert Fleming, Inc., investment advisor to the Fleming Funds, may be deemed to have beneficial ownership of the shares of Common Stock held by the Fleming Funds. The address of Robert Fleming, Inc. and Fleming US Discovery Fund III, L.P. is 320 Park Avenue, 11th Floor, New York, NY 10022. The address of Fleming US Discovery Offshore Fund III, L.P. is c/o Bank of Bermuda, Ltd, 6 Front Street, Hamilton, HM11, Bermuda.
(15) John McStay Investment Counsel L.P. is a subsidiary of American International Group, Inc. and is the investment advisor to AIG Global Investment Group, Inc., a subsidiary of American International Group, Inc., which directly owns 1,583,724 shares of Common Stock. John McStay directs the voting of the 1,583,724 shares of Common Stock held by AIG Global Investment Group, Inc. The address of American International Group, Inc. and AIG Global Investment Group, Inc. is 70 Pine Street, New York, New York 10270.
(16) The number of shares shown as beneficially owned by Mr. Hill includes 8,190 shares directly owned and 11,421,754 shares owned by the First Reserve Funds (9). The number of shares shown as beneficially owned by Mr. Macaulay includes 6,921 shares directly owned and 11,421,754 shares owned by the First Reserve Funds (9). Mr. Hill may be deemed to have beneficial ownership over the shares held by the First Reserve Funds because of his ownership of common stock of First Reserve and his positions as Vice Chairman and Managing Director of First Reserve. Mr. Hill expressly disclaims beneficial ownership of these shares. Mr. Macaulay may be deemed to have beneficial ownership of the shares held by the First Reserve Funds because of his ownership of common stock of First Reserve and his position as Chairman and Chief Executive Officer of First Reserve. Mr. Macaulay expressly disclaims beneficial ownership of these shares. Mr. Hill and Mr. Macaulay are Directors of the Company.
(17) Includes 199,806 shares, as to which Mr. Morgens disclaims beneficial ownership, held by the Edwin Morgens and Linda Morgens 1993 Trust and 7,080 shares, as to which Mr. Morgens disclaims beneficial ownership, held by the Lauren W. Morgens 1999 Trust.
(18) Peter B. Griffin does not directly own any Common Stock. Mr. Griffin may be deemed to have beneficial ownership of the shares of Common Stock held by Louis Dreyfus Corporation because Mr. Griffin is President of Louis Dreyfus Corporation, which owns 4,351,080 shares of Common Stock. Mr. Griffin expressly disclaims beneficial ownership of these shares. Mr. Griffin became a Director of the Company on July 1, 2000.
(19) Of such 19,744,819 shares, (a) 638,460 represent shares issuable upon the exercise of outstanding options, 4,466,665 represent shares issuable upon the conversion of Series A Preferred at a price of $15 per share and 2,680,134 represent shares issuable upon the exercise of warrants at a price of $14 per share, (b) 11,421,754 shares indicated as being owned by First Reserve Corporation, and deemed beneficially owned by Mr. Hill and Mr. Macaulay, are included only once in the aggregate number of shares held by all Directors and executive officers as a group, (c) 4,351,080 shares indicated as being owned by Louis Dreyfus Corporation, and deemed beneficially owned by Mr. Griffin, are included only once in the aggregate number of shares held by all Directors and executive officers as a group, and (d) Directors and executive officers disclaim beneficial ownership with respect to 16,008,835 shares.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth certain information regarding compensation earned during each of the Company's last three fiscal years by all individuals serving as the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers based on salary and bonus earned in the fiscal year ended June 30, 2000, and two additional individuals for whom disclosure would have been provided but for the fact that these individuals were not employed by the Company at June 30, 2000 (collectively, the "Named Executive Officers").

                                                  Long Term Compensation
                            Annual Compensation           Awards
                          ----------------------- ----------------------
                                          Other                                All
                                          Annual  Securities  Restricted      Other
Name and Principal                       Compen-  Underlying    Stock        Compen-
Position                  Year Salary(1)  sation  Options (#) Awards($)     sation(2)
------------------        ---- --------- -------- ----------- ----------    ---------
Cortlandt S. Dietler
 (3)....................  2000 $ 163,077 $    --        --    $      --      $3,715
  Chairman of the Board
   and Chief              1999   180,000      --    191,200          --       4,846
  Executive Officer       1998   160,000      --     20,000       86,250(4)   3,200

Donald H. Anderson (5)..  2000   254,615      --    330,000    1,202,500(6)   1,177
  Vice Chairman of the
   Board, Chief           1999       --       --        --           --         --
  Executive Officer and
   President              1998       --       --        --           --         --

Harold R. Logan, Jr.....  2000   200,000      --        --       102,500(7)   4,800
  Executive Vice
   President, Chief       1999   180,000      --     81,200          --       4,846
  Financial Officer and
   Treasurer              1998   158,846      --     20,000       86,250(4)   3,300

William S. Dickey (8)...  2000    18,173      --     50,000      362,500(8)     --
  Executive Vice
   President              1999       --       --        --           --         --
                          1998       --       --        --           --         --

Erik B. Carlson (9).....  2000   200,000      --        --        76,875(9)   4,800
  Senior Vice President,
   General Counsel        1999   205,650      --     91,900          --       4,894
  and Secretary           1998    51,827      --     75,000      180,000(9)     --

Larry F. Clynch (10)....  2000   230,231   31,866    30,000          --       4,800
  President,
   TransMontaigne
   Pipeline Inc.          1999   215,001    4,758    41,200          --       4,650
  and TransMontaigne
   Terminaling Inc.       1998   200,000      --     20,000       86,250(4)   3,846

Richard E. Gathright
 (11)...................  2000   162,154  248,074       --           --         775
  Former President and
   Chief Operating        1999   275,000      --    141,200          --       1,375
  Officer                 1998   237,115      --     20,000       86,250(4)   1,186

W.A. Sikora (12)........  2000    80,000  416,906       --           --       1,486
  Former Executive Vice
   President              1999   230,000   18,228   121,200          --       3,119
                          1998   215,075   18,306    20,000       86,250(4)     984

--------
(1) Amounts shown set forth all cash compensation earned by each of the Named Executive Officers in the years shown, including salaries deferred under the TransMontaigne Inc. Savings and Profit Sharing Plan (the "401(k) Plan") pursuant to Section 401(k) of the Internal Revenue Code. No bonuses were paid during any of the periods presented.
(2) Amounts shown set forth the Company's matching contributions to the Company's 401(k) Plan.
(3) Mr. Dietler was the Chief Executive Officer through September 30, 1999.
(4) Represents in each case a grant of 5,000 shares of restricted stock at the market price on the date of grant, $17.25. At grant, each restricted stock award vests 10% on June 1, 1998, 20% on June 1, 1999, 30% on June 1, 2000
    and 40% on June 1, 2001. All of the restricted stock awards vested March 25, 1999 due to a change in control. As of March 25, 1999, the aggregate value of each grant was $55,000, based on the March 25, 1999 closing market price of $11.00.
(5) Mr. Anderson became an employee of the Company September 28, 1999, became the Chief Executive Officer on October 1, 1999 and President on January 4, 2000.

 (6) Represents two grants of restricted stock at the market price of the stock on the date of each grant: a grant of 100,000 shares on September 28, 1999 when the market price was $11.00, and a grant of 20,000 shares on February 16, 2000 when the market price was $5.125. Each restricted stock award vests 10% after the first year, 20% after the second year, 30% after the third year and 40% after the fourth year of continuous employment since each grant date.
 (7) Represents a grant of 20,000 shares of restricted stock on February 16, 2000 when the market price was $5.125 on the date of the grant. The restricted stock award vests 10% after the first year, 20% after the second year, 30% after the third year and 40% after the fourth year of continuous employment since the grant date.
 (8) Mr. Dickey became an employee of the Company on May 26, 2000. The restricted stock awards represents a grant of 50,000 shares of restricted stock when the market price was $7.25 on the date of the grant. The restricted stock award vests 10% after the first year, 20% after the second year, 30% after the third year and 40% after the fourth year of continuous employment since the grant date.
 (9) Mr. Carlson became an employee of the Company on January 1, 1998. The restricted stock awards represent a grant of 15,000 shares of restricted stock on February 16, 2000 when the market price was $5.125 on the date of the grant, vesting 10% after the first year, 20% after the second year, 30% after the third year and 40% after the fourth year of continuous employment since the grant date; and a grant of 12,000 shares of restricted stock on January 1, 1998 when the market price was $15.00. The 12,000 shares of restricted stock granted January 1, 1998 vested 10% on December 31, 1998 and 90% on March 25, 1999 due to a change of control.
(10) The other 2000 and 1999 annual compensation for Mr. Clynch consists of reimbursement for certain relocation expenses of $31,866 and $4,758, respectively.
(11) Pursuant to a separation and release agreement, Richard E. Gathright's employment with the Company terminated effective January 3, 2000. The other 2000 annual compensation for Mr. Gathright consists of costs incurred pursuant to his separation and release agreement, $206,667 severance payment, $25,833 accrued vacation and $15,574 representing a forgiven employee loan.
(12) Pursuant to a separation and release agreement, W. A. Sikora's employment with the Company terminated effective October 1, 1999. The other 2000 annual compensation for Mr. Sikora consists of costs incurred pursuant to his separation and release agreement, $390,000 severance payment and $20,000 accrued vacation. In addition, the other 2000 annual compensation consists of reimbursement for certain housing costs of $6,906. The other 1999 annual compensation for Mr. Sikora consists of reimbursements for certain housing costs of $7,256, travel expenses of $5,604 and related income taxes on these items of $5,368. The other 1998 annual compensation for Mr. Sikora consists of reimbursements for certain housing costs of $7,128, travel expenses of $5,787 and related income taxes on these items of $5,391.

Option Grants In Last Fiscal Year

  The following table contains information about stock options granted to the Named Executive Officers under the 1997 Option Plan in the fiscal year ended June 30, 2000.

                                                                       Potential Realizable Value at
                                                                       Assumed Annual Rates of Stock
                                                                       Price Appreciation for Option
                                       Individual Grants                    Term (10 Years)(1)
                         --------------------------------------------- -----------------------------
                         Number of  % of Total
                         Securities   Options
                         Underlying Granted to  Exercise or
                          Options   Employee in Base Price  Expiration  5% Aggregate  10% Aggregate
Name                     Granted(2) Fiscal Year  ($/Share)     Date       Value(3)       Value(3)
----                     ---------- ----------- ----------- ---------- -------------- --------------
Cortlandt S. Dietler....      --         --           --           --             --             --
Donald H. Anderson......  250,000      34.11%     $11.000   09/27/2009 $    1,729,460 $    4,382,792
                           80,000      10.91%       5.125   02/15/2010        257,847        653,434
Harold R. Logan, Jr.....      --         --           --           --             --             --
William S. Dickey.......   50,000       6.82%       7.250   05/25/2010        227,974        577,732
Erik B. Carlson.........      --         --           --           --             --             --
Larry F. Clynch.........   30,000       4.09%       5.125   02/15/2010         96,693        245,038

Richard E. Gathright....      --         --           --           --             --             --
W. A. Sikora............      --         --           --           --             --             --

--------
(1) The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as set by the SEC and are not intended to forecast future price appreciation of the Company's Common Stock. The gains reflect a future value based upon growth at these prescribed rates. The Company did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore lower, value. The Company is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors. It is important to note that options have value to recipients, including the Named Executive Officers and to other option recipients, only if the stock price advances beyond the grant date price shown in the Table during the effective option period.
(2) These awards were made pursuant to the 1997 Option Plan. Under the 1997 Option Plan, the option price must be not less than 100% of the fair market value of Company's Common Stock on the date the option is granted. The fair market value of a share of Company's

    Common Stock is the officially listed closing price of the Company Common Stock on the American Stock Exchange on the date of grant. All unexercisable stock options granted under the 1997 Option Plan become exercisable upon a change in control. The stock options granted on September 28, 1999 have an exercise price equal to $15.00 per share and vest 10% on September 28, 2000; 20% on September 28, 2001; 30% on September 28, 2002; and 40% on September 28, 2003. The stock options granted on February 16, 2000 have an exercise price equal to $5.125 per share and vest 10% on February 16, 2001, 20% on February 16, 2002, 30% on February 16, 2003 and 40% on February 16, 2004. The stock options granted on May 26, 2000 have an exercise price equal to $7.25 per share and vest 10% on May 26, 2001, 20% on May 26, 2002, 30% on May 26, 2003 and 40% on
    May 26, 2004. The 1997 Option Plan allows shares of the Company's Common Stock to be used to satisfy any resulting Federal, state and local tax liabilities, but does not provide for a cash payment by the Company for income taxes payable as a result of the exercise of a stock option award.
(3) Not discounted to present value.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year End Option
Values

  There were no options exercised by any of the Named Executive Officers during the fiscal year ended June 30, 2000. The following table provides information with respect to the value as of June 30, 2000 of unexercised in-the-money options held by the Named Executive Officers. The value of unexercised in-the-money options at the fiscal year end is calculated using the difference between the option exercise price and the fair market value of the Company's Common Stock at June 30, 2000.

                                    Number of
                              Securities Underlying     Value of Unexercised
                               Unexercised Options     In-the-Money Options at
                             at Fiscal Year-End (#)      Fiscal Year-End ($)
                            ------------------------- -------------------------
Name                        Exercisable Unexercisable Exercisable Unexercisable
----                        ----------- ------------- ----------- -------------
Cortlandt S. Dietler.......   146,320      164,880     $ 62,500      $   --
Donald H. Anderson.........       --       330,000          --        80,000
Harold R. Logan, Jr........   100,320       65,880       40,625          --
William S. Dickey..........       --        50,000          --           --
Erik B. Carlson............    87,790       79,110          --           --
Larry F. Clynch............    81,320       59,880       69,250       30,000

Richard E. Gathright (1)...   411,200          --       856,250          --
W. A. Sikora (2)...........   241,200          --       342,500          --

--------
(1) Mr. Gathright's employment with the Company terminated effective January 3, 2000. In connection with Mr. Gathright's termination, the Company agreed to accelerate the vesting of Mr. Gathright's March 17, 1999 stock options, granted at an $11.00 per share exercise price, and further, agreed to extend the exercise period with respect to all stock options held by Mr. Gathright until September 5, 2000, after which all unexercised stock options have expired. Mr. Gathright exercised all in-the-money stock options prior to their September 5, 2000 expiration date.
(2) Mr. Sikora's employment with the Company terminated effective October 1, 1999. In connection with Mr. Sikora's termination, the Company agreed to accelerate the vesting of Mr. Sikora's March 17, 1999 stock options and further, agreed to extend the exercise period with respect to all stock options held by Mr. Sikora until June 30, 2001, after which all unexercised stock options will expire. All of Mr. Sikors's stock options are outstanding at September 1, 2000.

  An option is "in-the-money" on a particular date if the market value of the underlying Common Stock on that date exceeds the option exercise price.

Report of the Compensation Committee

The Compensation Committee is responsible for the Company's executive compensation program, the purpose of which is to enable the Company to attract, retain and motivate the executive personnel deemed necessary to maximize return to shareholders. The fundamental concept of the program is to align the amount of an executive's total compensation with his contribution to the success of the Company in creating shareholder value. The Compensation Committee's duties include the annual review and approval of the compensation of the Chief Executive Officer, review and determination of individual elements of compensation for the Company's other executive officers, administration of long-term incentive plans for management, including the selection of the individuals to be granted awards from among those eligible to participate. At present, the executive compensation program is comprised of salary, long-term incentive opportunities in the form of stock options and restricted stock, and benefits typically offered.

  Base Salaries. Base compensation for the Chief Executive Officer and the Company's other executive officers in the fiscal year ended June 30, 2000 was proposed to the Compensation Committee by Cortlandt S. Dietler, Chairman of the Board of Directors and Chief Executive Officer until October 1, 1999, at which time Donald H. Anderson became Chief Executive Officer. The factors considered in determining base compensation levels included the goals outlined above and were evaluated by the Compensation Committee to be consistent with competitive practices (including companies with comparable market valuations, lines of business and/or revenues) and level of responsibility. Base salaries were not increased for any executive officer, reflecting the overall financial performance of the Company. Factors considered in evaluating the Company's overall financial performance include the Company's revenues and profits, as well as the market performance of the Company's Common Stock. Effective January 10, 2000, in response to the Company's overall market performance and competitive market conditions, Mr. Dietler voluntarily reduced his annual salary from $200,000 to $120,000 per year. Subsequent to the close of the fiscal year, in association with other Company initiatives to reduce overall general and administrative expenses, Mr. Anderson, effective July 10, 2000, voluntarily reduced his annual salary from $340,000 to $300,000 per year.

  In addition, the executive officers participate in the Company's 401(k) Plan, which consists of elective employee salary reduction contributions and a Company match equal to 50% of employee contributions on the first 6% of employee compensation contributed.

  Long-Term Incentives. The Compensation Committee believes that long-term compensation should comprise a substantial portion of each executive officer's total compensation. Long-term compensation provides incentives that encourage the executive officers to own and hold the Company's stock and tie their long-term economic interests directly to those of the Company's shareholders and rewards executives for improved performance by the Company. To date the only long-term compensation available for use by the Compensation Committee has been the grant of awards of stock options and shares of restricted stock. In the fiscal year ended June 30, 2000, the Company granted awards of stock options and shares of restricted stock to the executive officers of the Company and, in addition, granted awards of stock options and shares of restricted stock to certain key employees.

  The Compensation Committee has studied the limitation on the deductibility of compensation for federal income tax purposes pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee does not currently intend to award levels of compensation that result in such limitation. The Compensation Committee may authorize compensation in the future that results in amounts above the limit if it determines that such compensation is in the best interests of the Company. In addition, the limitation may affect the future grant of stock options.

                                          Compensation Committee

                                          Bryan H. Lawrence, Chairman
                                          Edwin H. Morgens

Compensation Committee Interlocks and Insider Participation

  At June 30, 2000, the Compensation Committee of the Board of Directors consisted of Bryan H. Lawrence and Edwin H. Morgens. During the fiscal year ended June 30, 2000, the Compensation Committee also included Thomas R. Denison and William E. Macaulay. Mr. Morgens replaced William E. Macaulay in November 1999 as a member of the Compensation Committee and Mr. Macaulay previously replaced Thomas R. Denison as a member of the Compensation Committee in October 1999. During the fiscal year ended June 30, 2000, there were no Compensation Committee interlocks between the Company and any other entity.

Performance Graph

  The graph set forth below provides an indicator of cumulative total stockholder returns on an investment of $100 in shares of Common Stock as compared to an investment of $100 in the S&P 500 Stock Index and a "peer group" index over the period beginning April 30, 1995 and ending June 30, 2000. The Company changed its fiscal year end from April 30 to June 30 in 1998; accordingly, the fiscal year ended June 30, 1998 consists of two months.



                       [PERFORMANCE GRAPH APPEARS HERE]




                      4/30/95 4/30/96 4/30/97 4/30/98 6/30/98 6/30/99 6/30/00
     ------------------------------------------------------------------------
      TransMontaigne   $100    $383    $983    $975    $992    $838    $408
     ------------------------------------------------------------------------
      S & P 500        $100    $130    $163    $230    $280    $308    $310
     ------------------------------------------------------------------------
      Peer Group (1)   $100    $136    $175    $256    $273    $329    $322

--------
(1) The peer group consists of the following issuers, each of which has been weighted according the respective issuer's stock market capitalization at the beginning of each period for which a return is indicated according to SEC requirements: Buckeye Partners, L.P., TEPPCO Partners, L.P., Kaneb Pipe Line Partners, L.P., The Williams Companies, Inc., Western Gas Resources, Inc. and GATX Corporation.

Certain Relationships and Related Transactions

  Harold R. Logan, Jr., the Executive Vice President, Chief Financial Officer, Treasurer and a Director of the Company, is also a Director of Lion Oil Company, in which a 65% owned subsidiary of the Company owns 18.04%. The Company purchased $64,818,023 of refined petroleum products from and sold $12,034,905 of refined petroleum products to Lion Oil Company in the year ended June 30, 2000, all of which product purchases were made at market prices negotiated between the Company and Lion Oil Company or through independent brokers. The Company believes the prices paid by and to Lion Oil Company were comparable to prices that would have been paid by and to independent third parties.

  Pursuant to a private placement agreement (i) First Reserve Fund VI, Limited Partnership and other partnerships managed by First Reserve Corporation, Yorktown Energy Partners, L.P. and other venture capital funds managed by, and shares owned by, officers of Dillon, Read & Co. Inc., and Waterwagon & Co., nominee for Merrill Lynch Growth Fund for Investment and Retirement, have the right to require the Company to register their shares under the Securities Act of 1933; and (ii) the Company agreed to take all action necessary to cause two Directors designated by affiliates of First Reserve Corporation from time to time to be elected to the Company's Board of Directors so long as their collective ownership in the Company is at least 10%. The affiliates of First Reserve Corporation have designated John A. Hill and William E. Macaulay as their nominees for Directors.

  Pursuant to a stock purchase agreement between the Company and Louis Dreyfus Corporation ("Dreyfus"), the Company agreed to take all action necessary to cause one Director designated by Dreyfus from time to time to be elected to the Company's Board of Directors as long as its ownership in the Company is at least 10%. Dreyfus has designated Peter B. Griffin as its nominee for Director. Pursuant to a registration rights agreement entered into between the Company and Dreyfus contemporaneously with the stock purchase agreement, Dreyfus and each entity at least eighty percent owned, directly or indirectly by S.A. Louis Dreyfus et Cie., has the right to require the Company to register their shares under the Securities Act of 1933.

  See "Compensation Committee Interlocks and Insider Participation" for a description of additional related party transactions.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Reporting Persons") to file with the SEC and the American Stock Exchange initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Reporting Persons are also required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended June 30, 2000, all Section 16(a) filing requirements applicable to such Reporting Persons were complied with, except that Bryan H. Lawrence was late in filing a Form 4 with respect to one acquisition transaction due to an inadvertent clerical error by the Company's transfer agent.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors of the Company has appointed KPMG LLP, certified public accountants, to serve as the Company's independent auditors for the fiscal year ending June 30, 2001.

  Ratification of the appointment of KPMG LLP as the Company's independent auditors requires the affirmative vote of the holders of a majority of the shares voting at the Annual Meeting. KPMG LLP was the Company's independent auditor for the year ended June 30, 2000. KPMG LLP has informed the Company that it has no direct financial interest or any material indirect financial interest in the Company, and has had no connection with the Company in the capacity of promoter, underwriter, voting trustee, Director, officer or employee. In the event the stockholders do not ratify the appointment of KPMG LLP as the Company's independent auditors, the Company may reconsider its choice of independent auditors.

  The Company anticipates that a representative of KPMG LLP will be present at the Annual Meeting. Such representative will have an opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2001.

                                 ANNUAL REPORT

  THE ANNUAL REPORT OF THE COMPANY ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2000 ACCOMPANIES THIS PROXY STATEMENT AND WAS FILED ELECTRONICALLY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE 2000 ANNUAL REPORT, WHICH INCLUDES AUDITED FINANCIAL STATEMENTS, DOES NOT FORM ANY PART OF THE MATERIALS FOR THE SOLICITATION OF PROXIES. STOCKHOLDERS WHO WISH TO OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT (WITHOUT EXHIBITS) ON FORM 10-K SHOULD ADDRESS A WRITTEN REQUEST TO ERIK B. CARLSON, SECRETARY, TRANSMONTAIGNE INC., 370 17TH STREET, SUITE 2750, DENVER, COLORADO 80202. THE COMPANY WILL PROVIDE COPIES OF THE EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K UPON PAYMENT OF A REASONABLE FEE.

                    STOCKHOLDER PROPOSALS AND OTHER MATTERS

  Any proposal intended to be presented by a stockholder at the 2001 Annual Meeting of Stockholders must be received by the Secretary of the Company at the Company's principal office no later than June 14, 2001 in order to be considered for inclusion in the Company's Proxy Statement and form of Proxy for that meeting. For any proposal a stockholder wishes to bring before the 2001 Annual Meeting of Stockholders but for which such stockholder does not seek to have a written proposal included in the Company's Proxy Statement relating to such meeting, if the Company does not receive notice of such proposal on or prior to June 14, 2001, the proxies solicited on behalf of the Company's Board of Directors will confer discretionary authority to vote with respect to such proposal.

  The Board of Directors knows of no other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxies will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

  THE ENCLOSED PROXY SHOULD BE COMPLETED, DATED, SIGNED AND RETURNED IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PROMPT MAILING OF THE PROXY WILL BE APPRECIATED.

                                          By Order of the Board of Directors

                                          /s/ Erik B. Carlson

                                          Erik B. Carlson

                                          Secretary

October 13, 2000

                                   P R O X Y

                              TRANSMONTAIGNE INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                      2000 ANNUAL MEETING OF STOCKHOLDERS

                               November 14, 2000

The undersigned stockholder of TRANSMONTAIGNE INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 13, 2000, and hereby appoints Donald H. Anderson and Erik B. Carlson, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of TRANSMONTAIGNE INC. to be held on November 14, 2000 at 9:00 a.m., Denver Time, in the Tabor Room at the Brown Palace Hotel, 321 17th Street, Denver, Colorado and at any adjournment or postponement thereof, and to vote all shares of Common Stock or Common Stock equivalents which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.



-----------                                                         -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                                SIDE
-----------                                                         -----------

                                  DETACH HERE


[X] Please mark votes as in this example


THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2001 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1. Election of eight Directors:

Nominees: (01) Cortlandt S. Dietler, (02) Donald H. Anderson, (03) Peter B. Griffin, (04) John A. Hill, (05) Bryan H. Lawrence, (06) Harold R. Logan, Jr.,
(07) William E. Macaulay and (08) Edwin H. Morgens.

                        FOR               WITHHELD
                        ALL               FROM ALL
                      NOMINEES            NOMINEES
                        [_]                 [_]



[_] _________________________________________________________________________
    To withhold authority to vote for any Nominee(s), check the box and write such Nominee(s) name(s) above.

2. Proposal to ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending June 30, 2001.

                FOR             AGAINST            ABSTAIN
                [_]               [_]                [_]


And, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.


MARK HERE FOR ADDRESS CHANGE         [_]
AND NOTE AT LEFT


(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:_____________________________ Date: _______________

Signature:_____________________________ Date: _______________